UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

Phunware Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37862	30-1205798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 693-4199

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 24, 2025, Phunware, Inc. (the "Company") notified The Nasdaq Stock Market LLC ("Nasdaq") that, as a result of the resignation of Rahul Mewawalla from the Company’s audit committee in connection with his appointment as Executive Chair and Chief Artificial Intelligence Architect as described below, the Company is not in compliance with Nasdaq’s audit committee composition requirements as set forth in Nasdaq Listing Rule 5605.

Pursuant to Nasdaq Listing Rule 5605(c)(2)(A), a listed company must have an audit committee of at least three members, each of whom must be an Independent Director as defined under Nasdaq Listing Rule 5605(a)(2) and meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act). On July 13, 2025, the Company appointed Mr. Mewawalla as its Executive Chairman and Chief Artificial Intelligence Architect. As a result, Mr. Mewawalla resigned from the Company’s Audit Committee since he no longer satisfied the independence requirements needed to serve on the Company’s Audit Committee. With Mr. Mewawalla’s resignation, the Company’s Audit Committee is currently comprised of only two members, Elliot Han and Quyen Du, each of whom meets the independent requirements set forth in Nasdaq Rule 5605 (a)(2) and Rule 10-A3(b)(1) of the Exchange Act.

Additionally, under Nasdaq Listing Rule 5605(c)(2)(A), a listed company must have a financially sophisticated audit committee member. Mr. Mewawalla served as the “audit committee financial expert” as defined under Item 507(d)(5)(ii) and (iii) of Regulation S-K, and therefore, was presumed to qualify as a financially sophisticated audit committee member under Rule 5605(c)(2)(A). As a result of Mr. Mewawalla’s disqualification for service as an independent director of the Company, the Company’s Audit Committee has not yet determined if Mr. Han or Ms. Du would qualify as an “audit committee financial expert” or a financially sophisticated audit committee member as required by Regulation S-K and Nasdaq Listing Rules, respectively.

The Company is in the process of reviewing and evaluating potential options to regain compliance with Nasdaq audit committee requirements as set forth in Nasdaq Listing Rule 5605 within the cure period provided by Nasdaq. However, there can be no assurance the Company will regain compliance with Nasdaq Listing Rule 5605 or maintain compliance with other Nasdaq Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phunware, Inc.

Date:	July 29, 2025	By:	/s/ Jeremy Krol
Jeremy Krol Interim Chief Executive Officer